UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2020

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02	Results of Operations and Financial Condition

On January 10, 2020, Ekso Bionics Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing certain preliminary financial results for the quarter and year ended December 31, 2019.

The full text of the Press Release announcing such results is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

The Press Release also includes information including:

•	Revenue for the fourth quarter of 2019 was an estimated $3.7 million, reflecting year-over-year growth of 12.1%, compared to total revenue of $3.3 million in the fourth quarter of 2018, including approximately $3.2 million in medical revenue and approximately $0.5 million on shipments of industrial products

•	Total revenue for fiscal year 2019 is estimated to be approximately $13.9 million, compared to $11.3 million in 2018. This reflects estimated year-over-year growth of 23.0%

•	Cash on hand as of December 31, 2019 is estimated to be approximately $10.9 million, compared to cash on hand as of December 31, 2018 of $7.7 million

The estimated, projected or anticipated financial results, financial condition or other financial information discussed in this Current Report on Form 8-K are based on management’s preliminary unaudited analysis of financial results for the period and year ended December 31, 2019. As of the date of this report, the Company has not completed its financial statement reporting process for the period ended December 31, 2019, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this Current Report on Form 8-K. During the course of the Company’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period and year ended December 31, 2019, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to risks and uncertainties that may cause the actual results and timing of certain events and circumstances to be materially different from those described by the forward-looking statements. Such resulting differences may include material adjustments to the information provided above. The Company does not undertake to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press Release dated January 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/	John F. Glenn
Name:		John F. Glenn
Title:		Chief Financial Officer

Dated: January 10, 2020